UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): March 17, 2025

HYPERSCALE DATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	GPUS	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	GPUS PD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2025 (the “Closing Date”), Hyperscale Data, Inc., a Delaware corporation (the “Company”) entered into an Exchange Agreement (the “Agreement”) with Orchid Finance LLC, a Nevada limited liability company (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note in the principal face amount of $4,193,314.54 (the “Note”) in exchange for the cancellation of (i) a term note issued by the Company to the investor on May 16, 2024 (“Note 1”), (ii) a term note issued by the Company to the investor on May 20, 2024 (“Note 2”) and (iii) a convertible note issued by the Company to the investor on February 5, 2025 (“Note 3” and collectively with Note 1 and Note 2, the “Original Notes”), which Note 1, Note 2 and Note 3, as of the Closing, had outstanding principal and accrued but unpaid interest of $715,801.82, $1,523,098.31 and 1,954,414.41, respectively (the “Transaction”).

Description of the Note

The Note has a principal face amount of $4,193,314.54. The Note accrues interest at the rate of 15% per annum, unless an event of default (as defined in the Note) occurs, at which time the Note would accrue interest at 18% per annum. The Note will mature on June 30, 2025. The Note is convertible into shares (the “Conversion Shares”) of the Company’s class A common stock, par value $0.001 per share (the “Common Stock”) at any time after NYSE American (“NYSE”) approval of the Supplemental Listing Application (the “SLAP”) at a conversion price equal to the greater of (i) $0.40 per share (the “Floor Price”), which Floor Price shall not be adjusted for stock dividends, stock splits, stock combinations and other similar transactions and (ii) the lesser of 75% of the VWAP (as defined in the Note) of the Common Stock during the five (5) trading days immediately prior to (A) the Closing Date or (B) the date of conversion into shares of Common Stock. The Conversion Price is only subject to adjustment in the event that the Company does a stock split or similar transaction of the Common Stock.

The Company may not issue Conversion Shares to the extent such issuances would result in an aggregate number of shares of Common Stock exceeding 19.99% of the total shares of Common Stock issued and outstanding as of the Closing Date, in accordance with the rules and regulations of the NYSE unless the Company first obtains stockholder approval (the “Stockholder Approval”). Pursuant to the Agreement, the Company agreed to file a proxy or information statement to obtain the Stockholder Approval.

The Note contains standard and customary events of default including, but not limited to, failure to pay amounts due under the Note when required, failure to deliver Conversion Shares when required, default in covenants and bankruptcy events.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Conversion Shares, nor shall there be any offer, solicitation or sale of the Conversion Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The Agreement contains customary representations, warranties and agreements by the Company, obligations of the parties, termination provisions and closing conditions. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such Agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the terms of the Note and the Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the form of Note and Agreement which are annexed here as Exhibits 4.1 and 10.1 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The Note described in this Current Report on Form 8-K was offered and issued to the Investor in reliance upon exemption from the registration requirements under Section 3(a)(9) under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
4.1	Form of Note.

10.1	Exchange Agreement, dated March 14, 2025, by and between the Company and the Investor.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERSCALE DATA, INC.

Dated: March 17, 2025	/s/ William B. Horne William B. Horne Chief Executive Officer